Exhibit 99.2

CNL HOTELS & RESORTS, INC.

2004 OMNIBUS LONG-TERM INCENTIVE STOCK PLAN

AGREEMENT OF PARTICIPANT RELATING TO STOCK AWARD AGREEMENTS

The undersigned (the “Participant”) hereby acknowledges that he or she may from time to time be granted awards (the “Awards”) of shares (the “Shares”) of common stock of CNL Hotels & Resorts, Inc., formerly known as CNL Hospitality Properties, Inc. (the “Company”), pursuant to the terms of the Company’s 2004 Omnibus Long-Term Incentive Stock Plan (the “Plan”) and a Stock Award Agreement substantially in the form attached as Exhibit A hereto (the “Stock Award Agreement”) for their services as members of the Company’s Board of Directors.

The Participant hereby acknowledges and agrees that any Awards shall be subject to and conditioned upon the terms and conditions set forth in the Stock Award Agreement and that the Participant shall be bound by, and comply with, all of those terms and conditions.

The Participant understands that he or she may suffer adverse tax consequences as a result of the Participant’s receipt or disposition of the Shares. The Participant represents that he or she has consulted with any tax consultants that the Participant deems advisable in connection with the receipt or disposition of the Shares and that the Participant is not relying on the Company for any tax advice.

The Participant acknowledges receipt of a copy of the Plan, and represents that he or she has reviewed the Plan and the Stock Award Agreement, as well as this Agreement, in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all of the provisions of this Agreement and the Stock Award Agreement, and the provisions of the Plan as they relate to the Award. The Participant hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee under the Plan upon any questions arising under the Plan, the Stock Award Agreement or this Agreement. The Participant further agrees to notify the Company upon any change in his or her residence address indicated below.

Participant

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Signature

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Print Name

Residence Address

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Date____________________